UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 19, 2008

ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 N. Meramec, St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: Enterprise Financial Services Corp (“EFSC”) filed a Current Report on Form 8-K with the Securities and Exchange Commission on December 22, 2008 (the "Original Filing") under Items 1.01, 3.02, 3.03, 5.02 and 5.03 disclosing EFSC’s sale to the United States Department of the Treasury (the “Treasury”) of 35,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Preferred Stock”). Item 1.01 of the Original Filing incorrectly stated the number of shares of Preferred Stock sold to the Treasury as 350,000. This amendment is filed solely to correct Item 1.01 of the Original Filing to accurately state the number of shares of Preferred Stock sold to the Treasury.

Item 1.01 Entry into a Material Definitive Agreement.

     On December 19, 2008, as part of the Capital Purchase Program (the “CPP”) offered under the Emergency Economic Stabilization Act of 2008, we (“EFSC”), entered into an agreement (the “Agreement”), with the United States Department of the Treasury (the “Treasury”) to sell to the Treasury 35,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, (the “Preferred Stock”). We also issued to the Treasury a ten-year Warrant (the “Warrant”) to purchase 324,074 shares (the “Warrant Shares”) of our common stock (“Common Stock”). In consideration for the Preferred Stock and the Warrant, EFSC received proceeds of $35,000,000. We intend to use the proceeds from the sale of the Preferred Stock for purposes of funding prudent loan growth at Enterprise Bank & Trust, our wholly-owned bank subsidiary (the “Bank”). Through the first three quarters of 2008, the Bank increased loans by $301,000,000, or 18%. Almost two thirds of such growth was produced from a wide range of commercial and industrial businesses. In addition, we will also consider acquisitions within the Bank’s St. Louis, Missouri, Kansas City, Missouri, Kansas City, Kansas and Phoenix, Arizona area markets that will increase the our market share and/or add value to EFSC.

     The Preferred Stock qualifies as Tier 1 capital of EFSC and will pay cumulative dividends at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter. The Preferred Stock carries with it a liquidation preference of $1,000 per share over our Common Stock. The Preferred Stock has no mandatory redemption or maturity date and is generally non-voting. We have the right to redeem the Preferred Stock at our option at any time for a price per share equal to the liquidation preference plus accrued and unpaid dividends at any time, but until December 19, 2011, we may only exercise that right if and to the extent that we have raised aggregate gross proceeds of not less than $8,750,000 from the sale of our Common Stock or perpetual preferred stock qualifying as Tier 1 capital.

     Prior to December 19, 2011, unless EFSC redeems the Preferred Stock or the Treasury transfers the preferred Stock to a non-affiliated third party, the consent of the Treasury will be required for us to (i) make distributions or pay dividends on our Common Stock (other than regular quarterly dividends of not more than $.0525 per share, which is the amount of our most recently declared regular dividend) or (ii) redeem, purchase or acquire shares of Common Stock or other equity or capital securities of EFSC, other than in connection with the administration of its benefit plans consistent with past practice and certain other circumstances specified in the Agreement. In addition, pursuant to the Certificate of Designations approved by EFSC’s Board of Directors and filed with the Secretary of State of Delaware on December 17, 2008, creating the Preferred Stock, our ability to declare or pay dividends or distributions on, or repurchase Common Stock or other equity or capital securities of EFSC (including trust preferred securities) will be subject to restrictions in the event we fail to declare and pay full dividends on the Preferred Stock (or set aside a sum sufficient for payment thereof).

     The Warrant is immediately exercisable upon its issuance and has an initial exercise price of $16.20 per share of Common Stock. The Warrant includes customary anti-dilution provisions which provide for the adjustment of the exercise price and the number of Warrant Shares upon the occurrence of certain events set forth in the Warrant. Pursuant to the Agreement, the Treasury has also agreed not to exercise voting power with respect to any Warrant Shares issued upon exercise of the Warrant.

Item 3.02 Unregistered Sales of Equity Securities.

     The transactions described in response to Item 1.01 concerning the Agreement and the issuance of the Preferred Stock and the Warrant constitute the offering and sale of EFSC securities without prior registration under the Securities Act of 1933, as amended, and the information set forth in Item 1.01 is incorporated herein by reference.

     We relied upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, in connection with the offering and issuance of the Preferred Stock and the Warrant (including the Common Stock issuable upon exercise of the Warrant). We have agreed with the Treasury to file a “shelf” registration statement under the Securities Act of 1933 to facilitate the potential resale of the shares of Common Stock issuable upon exercise of the Warrant.

     We did not engage in general solicitation or advertising with regard to the issuance and sale of such securities and have not offered securities to the public in connection with the transactions contemplated by the Agreement. The information being furnished pursuant to this Current Report on Form 8-K and the exhibits attached hereto shall not constitute an offer to sell or the solicitation of an offer to buy such securities.

Item 3.03 Material Modification of Rights to Security Holders.

     The information related to the issuance of the Preferred Stock and the Warrant discussed under Item 1.01 set forth above is hereby incorporated by reference under this Item 3.03. The preferences accorded the Preferred Stock in respect of dividends (as to both the priority and as to increases in dividends on our Common Stock), in respect of liquidation, and the limits on our right to redeem the Preferred Stock may be deemed to constitute a modification of the rights of holders of our Common Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     The information related to the Agreement and to the issuance of the Preferred Stock and the Warrant discussed under Item 1.01 set forth above is hereby incorporated by reference under this Item 5.02.

     The agreement with the Treasury concerning the sale of Preferred Stock requires EFSC to comply with certain restrictions on executive compensation that could limit the tax deductibility of compensation EFSC pays to its Senior Executive Officers (as defined in the Agreement). In addition, EFSC was required to agree that, until such time as the Treasury ceases to own any debt or equity securities of EFSC acquired pursuant to the Agreement and the Warrant, EFSC will (i) ensure that its benefit plans with respect to its Senior Executive Officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) as implemented by any guidance or regulation thereunder that has been issued and is in effect as of the date of issuance of the Preferred Stock and the Warrant and (ii) not adopt any benefit plans with respect to (or which cover) Senior Executive Officers that do not comply with the EESA.

     Accordingly, each of Mr. Peter F. Benoist, Mr. Frank H. Sanfilippo, Mr. Stephen P. Marsh, Ms. Linda M. Hanson and Mr. John G. Barry, has entered into a form of amendment to their respective employment agreements consenting to the foregoing and also executed a form of waiver voluntarily waiving any claim against the Treasury or EFSC for any changes to such Senior Executive Officer’s compensation and/or benefits that are required to comply with regulations issued by the Treasury under the CPP and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements, policies and agreements (including so-called “golden parachute” agreements as they relate to the period the Treasury holds any equity or debt securities of EFSC acquired through the CPP).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     The Certificate of Designation reflecting the terms of the Preferred Stock has the effect of an amendment to our Certificate of Incorporation under Delaware law and is filed as Exhibit 3.1 hereto. The information relating to the terms of the Preferred Stock set forth in Item 1.01 above is incorporated by reference into this item 5.03.

Item 9.01 Financial Statements and Exhibits.

(a)        Not applicable.
(b)        Not applicable.
(c)        Not applicable.
(d)        Exhibits.

Exhibit
Number	Description
3.1	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, dated December 17, 2008.*

4.1	Warrant to Purchase Shares of Common Stock, dated December 19, 2008, by EFSC in favor of the Treasury.*

99.1

Letter Agreement, dated December 19, 2008, including Securities Purchase Agreement – Standard Terms incorporated  by reference therein, between EFSC and the Treasury, with respect to the sale and issuance of the Preferred Stock  and the Warrant.*

99.2	Form of Waiver executed by each of Peter F. Benoist, Frank H. Sanfilippo, Linda M. Hanson, Stephen P. Marsh and John G. Barry.*

99.3	Form of First Amendment of Executive Employment Agreement, dated effective as of December 19, 2008, by and between the Company and Peter F. Benoist.*

99.4	Form of First Amendment of Executive Employment Agreement, dated effective as of December 19, 2008, by and between the Company and Linda M. Hanson.*

99.5	Form of First Amendment of Executive Employment Agreement, dated effective as of December 19, 2008, by and between the Company and Frank H. Sanfilippo.*

99.6	Form of First Amendment of Executive Employment Agreement, dated effective as of December 19, 2008, by and between the Company and Stephen P. Marsh.*

99.7	Form of First Amendment of Executive Employment Agreement, dated effective as of December 19, 2008, by and between the Company, Enterprise Bank & Trust and John G. Barry.*

*Previously filed as exhibits to Current Report on Form 8-K, filed on December 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP.

By:

Date: December 23, 2008		/s/	Deborah N. Barstow
Deborah N. Barstow
Senior Vice President and Controller